Exhibit 1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is dated as of April 24, 2001, by and among Lakewood Development Corp., a Nevada corporation, Paul Johnson, Amy Gordon, Lee White, Diane Golightly, or assigns ("Buyers") and David B. Stocker, Esq., as authorized counsel for R.M. McPhee, as trustee, and H.F. Magnuson, individually, or assigns ("Sellers").

     WHEREAS, Sellers own approximately 6,423,340 shares of the $0.10 par value common stock of Princeton Mining Company, an Idaho corporation (the "Company"); and

     WHEREAS, Buyers desire to purchase, and the Sellers desire to sell 6,250,000 shares of such common stock (the "Company Shares") from Sellers in exchange for Two Hundred Seventy-Five Thousand Dollars ($275,000.00), subject to the terms and conditions contained in this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the foregoing recitals are true and correct and further agree as follows:

     1. Purchase and Sale. On the Closing (as provided in Section 2 herein), Sellers shall sell, assign, transfer, convey and deliver the Company Shares to Buyers, free and clear of any and all liens, claims and encumbrances, and Sellers shall evidence such transaction by delivering to Buyers certificates for the Company Shares, duly endorsed to Buyers, with all applicable documentary stamp and/or transfer taxes paid by Seller. The Buyers' shares shall be divided as follows:

Lakewood Development Corp.              1,000,000
Paul Johnson                            1,350,000
Amy Gordon                              1,350,000
Lee White                               1,250,000
Diane Golightly                         1,250,000
                                       ----------

          Total:                        6,200,000

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The remaining 50,000 shares shall be divided as follows:

Ken Wiseman                                10,000
R. Cord Beatty                             10,000
Cynthia D. Phillips                        10,000
David B. Stocker                           10,000
Rick Yagi                                   5,000
Terry Dunne                                 5,000
                                       ----------

          Total:                           50,000

The 173,340 shares that the Sellers will retain shall be divided as follows:

Kathleen J. Magnuson Trust                 32,168
H. James Magnuson Trust                    32,168
Mary E. Magnuson Trust                     32,168
Thomas R. Magnuson Trust                   32,168
John F. Magnuson Trust                     32,168
Dale B. Lavigne                             2,500
R.M. MacPhee                                2,500
Mark W. Absec                               2,500
Sharon Arthur                               2,500
Dennis O'Brien                              2,500
                                       ----------

          Total:                          173,340

     Upon the terms and subject to the conditions of this Agreement, the parties agree that the purchase price for the Company Shares shall be Two Hundred Seventy-Five Thousand Dollars ($275,000.00) (the "Purchase Price"). The Purchase Price shall be paid as follows; wire transfer or cashier's check.

     2. Closing and Closing Agreements.

          2.1 The Closing (the "Closing') of the purchase and sale of the Company Shares shall occur within two days of the execution of this Agreement, unless the parties mutually agree in writing to extend the date of Closing.

          2.2 At the Closing the Sellers shall deliver to the Buyers the certificates representing the Company Shares, along with a stock power duly endorsed for transfer in order to sell, transfer, convey and assign the Company Shares upon the payment of all cash sums specified in Section 1 above, and such other duly executed instruments or documents as may be reasonably requested by Buyers in order to consummate the transactions contemplated by this Agreement (the "Closing Documents").

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          2.3 The Buyers  shall  deliver to the  Sellers the  Purchase  Price in accordance with Section 1 above, and such other duly executed instruments or documents as may be reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement.

          2.4 The Sellers shall deliver the Closing Documents to the Buyers and the Buyers shall remit the Purchase Price to the Sellers. If the Sellers fail to deliver the Closing Documents or the Buyers fails to deliver the Purchase Price at the Closing, this Agreement shall be void and of no affect.

          2.5 At or subsequent to the Closing, the parties shall execute and deliver any other instruments and take any actions, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.

     3. Seller's Representations and Warranties. In order to induce Buyers to enter into this Agreement and purchase the Company Shares, Sellers make the following representations and warranties to Buyers, which representations and warranties shall be true and correct as of the Closing Date as well as on the date hereof:

          3.1 Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Sellers, unforeseeable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party, whether governmental or otherwise.

          3.2 Sellers are the only legal, record and beneficial owner of the Company Shares. The Company Shares are free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind. Upon the conveyance of the Company Shares, the Buyers will be vested with legal and valid title to the Company Shares, free and clear of all liens, pledges, security interests, irrevocable proxies, encumbrances or restrictions of any kind. At the Closing, Sellers will no longer be affiliates of the Company, and will have held the restricted Company Shares since May 13, 1999 and July 27, 1999.

          3.3 There is no outstanding right, agreement, shareholder's agreement, power of attorney, commitment or understanding of any nature whatsoever, that
(i) calls for the issuance, sale, pledge or other disposition of any stock constituting the Company Shares, (ii) obligates the Sellers to enter into any of the foregoing or (iii) relates to the voting or control of such Company Shares.

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          3.4 The execution,  delivery and performance of this Agreement and the
transactions   contemplated  by  this  Agreement  will  not  conflict  with,  or constitute or result in a breach, default or violation of (i) the Articles of Incorporation or Bylaws of the Company; (ii) any law, ordinance, regulation or rule applicable to Sellers or the Company; (iii) any order, judgment, injunction or other decree by which Sellers or the Company is bound; or (iv) any written or oral contract, agreement, or commitment to which Sellers or the Company is a party; nor will such execution, delivery and performance result in the creation of any liens or encumbrance upon the Company Shares.

          3.5 The representations and warranties contained in this Section do not contain any untrue statement of a material fact or omit to state a material fact required or necessary to be stated therein to make the statements made therein, in light of the circumstances in which they were made, not misleading.

     4. Buyers's Representations and Warranties. In order to induce Sellers to enter into this Agreement and sell the Company Shares, Buyers make the following representations and warranties to Sellers, which representations and warranties shall be true and correct as of the Closing Date as well as the date hereof:

          4.1 Buyers have all requisite right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby requires the approval or consent of any third party.

          4.2 This Agreement constitutes the legal, valid and binding obligation of Buyers enforceable in accordance with its terms.

     5. Conditions to Buyers's Obligations. The obligations of Buyers to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyers may waive:

          5.1 Sellers shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Sellers contained herein shall be true on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          5.2 All action (including notifications and filings) that shall be required to be taken by Sellers in order to consummate the transactions contemplated hereby shall have been taken and all contents, approvals, authorizations and exemptions from third parties (if any) that shall be required in order to enable Sellers to consummate the transactions contemplated hereby shall have been duly obtained.


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          5.3 No order of any court or governmental  or regulatory  authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result therefor shall be pending or threatened as of the Closing Date.

          5.4 Buyers shall have received from the Sellers all of the documents and items required to be delivered at Closing as provided in Section 2.2 herein.

     6. Conditions to Seller's Obligations. The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Sellers may waive:

          6.1 Buyers shall have complied in all material respects with all of its agreements contained herein required to be complied with at or prior to the Closing Date, and all of the representations and warranties of Buyers contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          6.2 All action (including notifications and filings) that shall be required to be taken by Buyers in order to consummate the transactions contemplated hereby shall have been taken, and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Sellers to consummate the transactions contemplated hereby shall have been duly obtained.

          6.3 No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

          6.4 Sellers shall have received from the Buyers all of the documents and other items required to be delivered at Closing as provided in Section 2.3 herein.

     7. Survival and Indemnification.

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          7.1  The   representations,   warranties,   covenants  and  agreements
contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

          7.2 From and after the closing Date, the Sellers and the Company, and the Buyers, as the case may be, shall indemnify and hold harmless the other (the party seeking indemnification being referred to as the "Indemnified Party") from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto, or in the case of the Sellers or the Company, any claim arising from any action prior to the Closing Date, by the party against whom indemnification is sought (the "Indemnifying Party").

          7.3 The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claims for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

     8. Notices. Any notices, requests, demands and other communications required or permitted to be given hereunder must be in writing and, except as otherwise specified in writing, will be deemed to have been duly given when personally delivered or facsimile transmitted, or three days after deposit in the United States mail, by certified mail, postage prepaid, return receipt requested, as follows:


     If to Buyers:       Mark White
                         LAKEWOOD DEVELOPMENT COMPANY
                         1701 West Northwest Highway
                         Grapevine, TX 76051
                         Telephone: 888-906-1366
                         Facsimile: 972-894-9063

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     If to Sellers:      David B. Stocker, Esq.
                         4745 North Seventh Street
                         Suite 234
                         Phoenix, AZ 85014
                         Telephone: 602-235-9080
                         Facsimile: 602-235-9040

Or to such other addresses or facsimile numbers as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 8) to the other.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

     10. Benefits Binding Effect; Assignment. This Agreement is for the benefit of and binding upon the parties hereto, their respective successors and, when applicable, assigns. Neither party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior approval of the other party.

     11. Waiver. No waiver of any of the provisions of this Agreement will be deemed to constitute or will constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     12. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person or entity other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     13. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation or any provisions of this Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which will be deemed to be one and the same instrument.

     15. Disputes. All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach thereof, shall be filed and heard only in the state courts of Arizona.

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     16. Remedies Cumulative.  No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or new or hereunder existing at law or in equity.

     17. Equitable Remedies. Seller acknowledges and agrees that Buyers will not have an adequate remedy at law in the event of any breach by Seller of this Agreement, and that, therefore, Buyers shall be entitled, in addition to any other remedies which may be available to it, to injunctive and/or other equitable relief to prevent or remedy a breach, with the posting of any bond in connection therewith being hereby waived.

     18. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Arizona.

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


BUYERS:

LAKEWOOD DEVELOPMENT COMPANY



By:
   --------------------------------
   Mark White
   Authorized Representative for Buyers


SELLERS:



By:
   --------------------------------
   David B. Stocker, Esq.
   Authorized Representative for Sellers

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